UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K/A

AMENDMENT NO. 2

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 22, 2003

PRIMUS KNOWLEDGE SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Washington	000-26273	91-1350484
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1601 Fifth Street, Suite 1900 Seattle, Washington 98101

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (206) 834-8100

The undersigned registrant hereby amends the following items, financial statements, exhibits or other portions of its Current Report on Form 8-K/A, originally filed with the Securities and Exchange Commission on March 5, 2004 (the “Form 8-K/A”).

Item 2.

On December 24, 2003, Primus Knowledge Solutions, Inc. (“Primus”) filed a Form 8-K to report its acquisition of Amacis Group Limited (“Amacis”). Pursuant to Item 7 of Form 8-K, Primus filed Form 8-K/A to report certain financial information required by Item 7 of Form 8-K on March 5, 2004. Pursuant to Rule 3-12 and Article 11 of Regulation S-X (“Regulation S-X”), Primus is required to file certain additional unaudited interim and pro forma financial information in connection with its current registration statements on Form S-3, this Amendment No. 2 is being filed to provide such additional financial information.

Item 7. Financial Statements and Exhibits

The following financial statements required by Regulation S-X with respect to the acquisition of Amacis Group Limited are filed as part of this report:

(a) Financial Statements of Business Acquired

Financial Information

Amacis Group Limited was not formed until April 8, 2003, as such, the financial information presented herein for prior periods is that of the predecessor entity, Amacis Holdings Limited.

(b) Pro Forma Financial Information

Financial Information

Page
Unaudited Pro Forma Condensed Combined Statement of Operations for the Twelve Months ended December 31, 2003	11
Notes to Unaudited Pro Forma Condensed Combined Statement of Operations	12

(c) Exhibits

Exhibit Number	Description
2.1	Share Purchase Agreement, dated as of December 22, 2003, by and among Primus Knowledge Solutions, Inc., Amacis Group Limited, each holder of a share in the Share Capital of Amacis Group Limited and solely for purposes of Article VII Bryan Keating, as Holders’ Representative (incorporated by reference to Exhibit 99.1 to Primus Knowledge Solutions, Inc.’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 24, 2003).

23.1	Consent of KPMG, Independent Auditors (incorporated by reference to Exhibit 23.1 to Primus Knowledge Solution, Inc.’s Current Report on Form 8-K/A filed with the Securities and Exchange Commission on March 5, 2004.

99.1	Press release dated December 23, 2003 regarding the acquisition of Amacis Group Limited (incorporated by reference to Exhibit 99.1 to Primus Knowledge Solutions, Inc.’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 24, 2003).

99.2	Primus Knowledge Solutions, Inc. Current Report on Form 8-K/A filed with the Securities and Exchange Commission on March 5, 2004.

Amacis Group Limited

Unaudited Consolidated Interim Profit and Loss Accounts

For the six month periods ended 30 September 2003 and 2002

	£ 2003	£ 2002
Turnover	527,067	1,546,689
Cost of sales	(254,764)	(433,147)

Gross profit	272,303	1,113,542

Selling, Marketing and Distribution costs	(490,775)	(1,020,613)
Administration costs	(596,155)	(753,854)
Research and Development costs	(317,915)	(515,692)
Other operating income	(171,254)	(145,536)

Operating loss	(1,303,796)	(1,322,153)
Interest receivable and similar income	4,115	15,574
Interest payable and similar charges	(11,601)	(7,332)

Loss on ordinary activities before taxation	(1,311,282)	(1,313,911)

Tax credit	(280)	—

Loss on ordinary activities after taxation	(1,311,562)	(1,313,911)

The profit and loss amounts as stated above are derived solely from continuing operations.

The Notes on pages 6 to 13 form part of these unaudited consolidated interim financial statements.

Amacis Group Limited

Unaudited Consolidated Interim Statements of Total Recognised Gains and Losses

For the six month periods ended 30 September 2003 and 2002

	£ 2003	£ 2002
Loss for the financial year	(1,311,562)	(1,313,911)
Exchange difference on retranslation of net assets of subsidiary undertaking	196,120	205,740

Loss attributable to shareholders of the company	(917,300)	(1,108,171)

The Notes on pages 6 to 13 form part of these unaudited consolidated interim financial statements.

Amacis Group Limited

Consolidated Interim Balance Sheets

At 30 September 2003 and 31 March 2003

	£ 30 September 2003	£ 31 March 2003
	(Unaudited)
Fixed assets
Tangible fixed assets	62,991	104,170

Current assets
Debtors	454,961	270,662
Bank	303,976	93,673

	758,937	364,335

Creditors: amounts falling due within one year	(1,930,891)	(1,844,708)

Net current liabilities	(1,171,954)	(1,480,373)

Total assets less current liabilities	(1,108,963)	(1,376,203)

Creditors: amounts falling due after more than one year		—

	(1,108,963)	(1,376,203)

The Notes on pages 6 to 13 form part of these unaudited consolidated interim financial statements.

Amacis Group Limited

Unaudited Consolidated Interim Statements of Cash Flow

For the six month periods ended 30 September 2003 and 2002

	£ 2003	£ 2002
Net cash inflow (outflow) from operating activities	(1,285,085)	185,690

Returns on investments and servicing of finance
Interest received	4,115	17,678
Interest paid	(11,601)	(7,332)

Taxation
Foreign tax	—	(280)

Capital expenditure and financing investments
Payments to acquire fixed assets	(2,028)	(13,221)

	(1,294,879)	182,815
Financing
Issue of share capital	1,255,182	18,751
Receipt (repayment) of loan	250,000	(70,150)

Increase in cash	210,303	131,416

Reconciliation of net cash flow to movement in net (debt)/funds

Increase in cash in the period	210,303	131,416
Repayment (receipt) of loan	(250,000)	70,150

Movement in net funds (debt)	(39,697)	201,566

Net funds at 1 April	93,673	1,131,970

Net funds at 30 September	53,976	1,333,536

The Notes on pages 6 to 13 form part of these unaudited consolidated interim financial statements.

Amacis Group Limited

Notes to the unaudited consolidated interim financial statements

1. Basis of preparation

These unaudited consolidated interim financial statements have been prepared, under the historical cost convention, in accordance with accounting principles generally accepted in the United Kingdom and comply with financial reporting standards of the Accounting Standards Board.

(a) Basis of presentation

The unaudited interim consolidated financial statements included in this 8K/A Amendment No. 2 as of 30 September 2003 and for the six month periods ended 30 September 2003 and 2002 are those of Amacis Holdings Limited (“AHL”) and Amacis Group Limited (“Amacis”). Amacis Group Limited was not formed until April 8, 2003, as such, the financial information presented herein for prior periods is that of the predecessor entity, Amacis Holdings Limited. During April of 2003, AHL transferred its entire shareholding in its wholly owned subsidiaries (Amacis Limited, Amacis Inc. and Amacis Group Trustees Limited) to a newly incorporated company, Amacis, (f/k/a Blackgold Investments Limited), in return for 625,000 ordinary shares in Amacis. Also in April of 2003, Amacis issued 1,425,000 ordinary shares to venture capital investors, private investors and group management in exchange for cash of £1,255,182 (see further discussion in Note 2, “Reorganization and Capital Investment”). After these transactions, AHL owned 30.49% of the issued share capital of Amacis. Amacis was acquired by Primus in December of 2003.

The remaining assets and liabilities of AHL immediately following the above transactions, other than the investment in Amacis, were negligible. The historical operating results of Amacis would have been materially the same as AHL, had it existed prior to April 2003. As such the historical operating information presented in the unaudited interim consolidated profit and loss accounts and consolidated statement of total recognized gains and losses and cash flows for the six month periods ended 30 September 2003 and 2002 is that of Amacis as though its capital structure existed at 1 April 2002. Accordingly, the preferred stock issued by AHL, and the associated dividends and preferred stock accretion that would have been recorded at the AHL level, have been omitted, as they were neither a part of the capital structure nor a component of continuing operations of the entity (Amacis) acquired by Primus Knowledge Solutions, Inc. and subsidiaries (Primus).

(b) US GAAP

As accounting principles generally accepted in the United Kingdom (UK GAAP) vary in certain significant respects from accounting principles generally accepted in the United States of America (US GAAP), information relating to the nature and effect of such differences is presented in Note 4 to these unaudited consolidated interim financial statements.

2. Reorganization and capital investment

After 31 March 2003, the group completed a capital raising exercise and a related restructuring.

The steps in the process were as follows:

•	On 8 April 2003, Amacis Holdings Limited transferred its entire shareholding in Amacis Limited, Amacis Inc and Amacis Group Trustees Limited to a newly incorporated company, Blackgold Investments Limited, in return for 625,000 £1 ordinary shares in that company. The remaining assets and liabilities of Amacis Holdings Limited immediately following the transfer, other than the investment in Blackgold Investments Limited, were negligible. After this transaction, Blackgold Investments Limited was 100% owned by Amacis Holdings Limited.

•	On 30 April 2003, Blackgold Investments Limited completed an equity fundraising from venture capital investors, private investors and group management. As part of the fundraising, Blackgold Investments Limited issued 1,425,000 new £1 ordinary shares in return for the subscription of £1,255,182 by the new investors in cash. The group also agreed to a £250,000 loan facility with its bankers as part of the transaction.

Amacis Group Limited

Notes to the unaudited consolidated interim financial statements

•	After these transactions, Amacis Holdings Limited owns 30.49% of the issued share capital of Blackgold Investments Limited. Blackgold Investments Limited was subsequently renamed Amacis Group Limited (“Amacis”).

3. Post balance sheet events

On 22 December 2003, Amacis signed a share purchase agreement with Primus under which Primus acquired 100% of the voting interest of the stock of Amacis. The acquisition of Amacis’s shares by Primus closed on 22 December 2003. Under the terms of the agreement, Primus purchased all of the outstanding shares of Amacis for 1,234,692 shares of Primus common stock valued at approximately £4.2 million, and assumed all employee stock options outstanding under an existing Amacis stock option plan (100% vested), valued at approximately £630,000 using the Black Scholes valuation model. The fair value of the common stock issued by Primus upon the acquisition was £3.40 per share, based on the average market price for a period before and after 22 December 2003.

4. Generally Accepted Accounting Principles in the United States of America (“US GAAP”)

The unaudited consolidated interim financial statements of Amacis are prepared in accordance with generally accepted accounting principles in the United Kingdom (UK GAAP) which differ in certain respects from those generally accepted under accounting principles in the United States of America (US GAAP). The significant differences as they apply to Amacis Group Limited are summarized below.

Reconciliation of net loss for the six month periods ended 30 September:

	£ 2003	£ 2002
Loss on ordinary activities after taxation under UK GAAP	(1,311,562)	(1,313,911)
US GAAP adjustments:
Revenue recognition	(14,644)	(37,870)
Accrual for vacation expense	23,489	5,708

Loss on ordinary activities after taxation under US GAAP	(1,302,717)	(1,346,073)

Comprehensive loss under US GAAP for the 6 month periods ended 30 September:

	£ 2003	£ 2002
Net loss in accordance with US GAAP	(1,302,717)	(1,346,073)
Other comprehensive income:
Currency translation differences	196,120	205,740

Comprehensive loss under US GAAP	(1,106,597)	(1,140,333)

Amacis Group Limited

Notes to the unaudited consolidated interim financial statements

5. Generally Accepted Accounting Principles in the United States of America (“US GAAP”) (continued)

Reconciliation of shareholders’ equity:

	£ 30 September 2003	£ 30 March 2003
Total equity in accordance with UK GAAP	(1,108,963)	(1,376,203)
US GAAP adjustments
Creditors – amounts falling due within one year – vacation accrual	(29,545)	(53,034)
Creditors – amounts falling due within one year – deferred income	(14,644)	(29,288)

Total equity in accordance with US GAAP	(1,153,152)	(1,458,525)

Revenue recognition

Under UK GAAP, it is the company’s policy to recognize revenue from post contract support (PCS) arrangements in line with the amounts and time periods stipulated in the contract. PCS discounted in certain periods is recognized in line with the contractual term.

Under US GAAP, revenue is recognized when persuasive evidence of an arrangement exists, collection is probable, the fee is fixed or determinable and there is vendor–specific objective evidence (VSOE) to allocate the total fee to the elements of the arrangement.

Vendor-specific objective evidence is typically based on the price charged when an element is sold separately. In multiple element arrangements in which VSOE exists only for undelivered elements, the fair value of the undelivered elements is deferred and the residual arrangement fee is assigned to the delivered elements. The fair value of a PCS arrangement is determined and deferred using the price charged when sold separately (i.e., the renewal rate) and recognized ratably over the term of the PCS arrangement. This results in license revenue being less than the contracted amount and PCS revenue being in excess of the contracted amount in the discounted periods and being recognized ratably over the PCS period.

Accrual for vacation expense

Under UK GAAP, the company did not accrue for vacation expense. Under US GAAP, the company would fully accrue for this cost.

Unaudited interim consolidated statement of cash flows

The unaudited interim consolidated statement of cash flows prepared under UK GAAP presents substantially the same information as that required under US GAAP, but may differ with regard to the classification of items within the statements and as regards the definition of cash under UK GAAP, and cash and cash equivalents under US GAAP.

Under US GAAP, cash and cash equivalents include short term, highly liquid investments. Under UK GAAP, cash flows are presented separately for operating activities, dividends received from associates, returns on investments and servicing of finance, taxation, capital expenditure and financial investment, acquisitions and disposals, equity dividends and management of liquid resources and financing. US GAAP, however, requires only three categories of cash flow activity to be reported: operating, investing and financing activities. Cash flows from taxation and returns on investments and servicing of finance shown under UK GAAP would be

Amacis Group Limited

Notes to the unaudited consolidated interim financial statements included as operating activities under US GAAP. Under US GAAP, capital expenditure and financial investment are reported within investing activities.

The categories of cash flow under US GAAP can be summarized as follows for the six month period ended 30 September:

	2003 £	2002 £
Cash inflow (outflow) from operating activities	(1,292,851)	196,036
Cash outflow on investing activities	(2,028)	(13,221)
Cash inflow (outflow) from financing activities	1,505,182	(51,399)

Movement in cash and cash equivalents	210,303	131,416
At 1 April	93,673	1,202,120

At 30 September	303,976	1,333,536

UNAUDITED PRO FORMA CONDENSED FINANCIAL INFORMATION

On December 22, 2003, Amacis Group Limited (“Amacis”) signed a share purchase agreement with Primus Knowledge Solutions, Inc. and subsidiaries (“Primus”) under which Primus acquired 100% of the voting interest of the stock of Amacis. The acquisition of Amacis’ shares by Primus closed on December 22, 2003. Under the terms of the agreement, Primus purchased all of the outstanding shares of Amacis for 1,234,692 shares of Primus common stock valued at approximately $7.4 million, and assumed all employee stock options outstanding under an existing Amacis stock option plan (100% vested), valued at approximately $1.1 million. The fair value of the common stock issued by Primus upon the acquisition was $6.00 per share, based on the average market price for a period before and after December 22, 2003.

Amacis Group Limited was not formed until April of 2003, as such the unaudited pro forma condensed financial information presented herein for prior periods is that of the predecessor entity, Amacis Holdings Limited. All financial information presented herein was prepared in accordance with generally accepted accounting principles in the United States of America.

On August 12, 2003, Primus also signed a definitive merger agreement with Broad Daylight, Inc. (“Broad Daylight”), under which Primus acquired 100% of the voting interest of Broad Daylight’s stock through a merger of Broad Daylight with a wholly owned subsidiary of Primus. The merger of Broad Daylight with a subsidiary of Primus closed in September 2003. Under the terms of the agreement, Primus purchased all of the outstanding shares of Broad Daylight for 2,131,009 shares of Primus common stock valued at approximately $2.5 million, plus cash of approximately $140,000. The fair value of the common stock issued by Primus upon the acquisition was $1.19 per share, based on the average market price for a period before and after August 12, 2003 (the date of the Agreement and Plan of Reorganization (“the Merger Agreement”)).

The following Unaudited Pro Forma Condensed Combined Statement of Operations for the year ended December 31, 2003 gives effect to the acquisitions of Broad Daylight and Amacis as if they had occurred on January 1, 2003. For the year ended December 31, 2003 the results of Broad Daylight and Amacis from the actual dates of acquisition (September 3, 2003 and December 22, 2003, respectively) through December 31, 2003 are included within the historical results of Primus. The Unaudited Pro Forma Condensed Combined Statement of Operations is based on the historical results of operations of Primus, Broad Daylight and Amacis for the year ended December 31, 2003.

The Unaudited Pro Forma Condensed Combined Statement of Operations and the accompanying notes (“Pro Forma Financial Information”) should be read in conjunction with and is qualified by the historical financial statements and notes thereto of Primus, Broad Daylight and Amacis Holdings Limited. Primus’s historical financial statements are included in Primus’s Annual report on Form 10-K for the year ended December 31, 2003. The historical financial statements of Broad Daylight as of and for the year ended June 30, 2003 are included in Primus’s Report on Form 8-K/A filed in November 2003. The historical financial statements of Amacis Holdings Limited as of and for the year ended March 31, 2003 are included in Primus’s Report on Form 8-K/A Amendment No. 1 filed in March of 2004. The historical unaudited interim financial statements of Amacis Group Limited as of and for the six month period ended September 30, 2003 are included in this Report on Form 8-K/A.

The accompanying unaudited pro forma condensed combined statement of operations is presented in accordance with Article 11 of Regulation S-X. The unaudited pro forma information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the acquisitions had been consummated on January 1, 2003, nor is it necessarily indicative of future operating results or financial position. The unaudited pro forma adjustments are based upon information and assumptions available at the time of the filing of this Form 8-K/A. The unaudited pro forma financial statements should be read in conjunction with the accompanying notes thereto.

PRIMUS KNOWLEDGE SOLUTIONS, INC. AND SUBSIDIARIES (PRIMUS)

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS

For the Year Ended December 31, 2003

(in thousands, except per share data)

	Primus	Broad Daylight	Amacis	Pro Forma Adjustments	Pro Forma Combined
Revenue:
License	$10,730	$300	$289	$—	$11,319
Service	14,321	787	1,197	—	16,305

Total revenue	25,051	1,087	1,486	—	27,624

Cost of revenue:
License	461	95	40	—	596
Service	4,875	498	1,027	—	6,400
Amortization of intangibles	68	—	—	615 (a)	683

Total cost of revenue	5,404	593	1,067	615	7,679

Gross profit	19,647	494	419	(615)	19,945

Operating expenses:
Sales and marketing	10,434	1,220	1,894	—	13,548
Research and development	7,788	765	1,714	—	10,267
General and administrative	4,452	1,379	476	—	6,307

Total operating expenses	22,674	3,364	4,084	—	30,122

Loss from operations	(3,027)	(2,870)	(3,665)	(615)	(10,177)

Other income (expense), net	170	(21)	(132)	—	17

Loss before income taxes	(2,857)	(2,891)	(3,797)	(615)	(10,160)

Income tax expense	(70)	—	(1)	—	(71)

Net loss	$(2,927)	$(2,891)	$(3,798)	$(615)	$(10,231)

Basic and diluted loss per share	$(0.15)				$(0.45)

Weighted average shares used in computing basic and diluted net loss per common share	19,379			3,366 (b)	22,745

PRIMUS KNOWLEDGE SOLUTIONS, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONDENSED

COMBINED FINANCIAL STATEMENTS

1. Basis of Presentation

The audited financial statements for Amacis Group Limited included in Primus’s Report on Form 8K/A Amendment No. 1 filed on March 5, 2004 are as of and for the year ended March 31, 2003, and are those of Amacis Holdings Limited (“AHL”). During April of 2003, AHL transferred its entire shareholding in its wholly owned subsidiaries (Amacis Limited, Amacis Inc and Amacis Group Trustees Limited) to a newly incorporated company, Amacis Group Limited (f/k/a Blackgold Investments Limited), in return for 625,000 ordinary shares in Amacis Group Limited (“Amacis”). Also in April of 2003, Amacis issued 1,425,000 ordinary shares to venture capital investors, private investors and group management in exchange for cash of $2,000,000. After these transactions, AHL owned 30.49% of the issued share capital of Amacis. Amacis was acquired by Primus in December of 2003.

The remaining assets and liabilities of AHL immediately following the above transactions, other than the investment in Amacis, were negligible. The historical operating results of Amacis would have been materially the same as AHL, had it existed prior to April 2003. As such the historical operating information presented in the Unaudited Pro Forma Condensed Combined Statements of Operations for the year ended December 31, 2003 is that of Amacis as though its capital structure existed at January 1, 2003. Accordingly, the preferred stock issued by AHL, and the associated dividends and preferred stock accretion that would have been recorded at the AHL level, have been omitted, as they were neither a part of the capital structure nor a component of continuing operations of the entity (Amacis) acquired by Primus.

The historical operating results for Broad Daylight for the period from January 1, 2003 through the date of acquisition, September 2, 2003, were derived by combining the unaudited results for the six months ended June 30, 2003 with the unaudited results for the period from July 1, 2003 to September 2, 2003. The operating results of Broad Daylight from September 3, 2003 to December 31, 2003 are included with the historical operating results of Primus. The historical operating results for Amacis for the period from January 1, 2003 through the date of acquisition, December 22, 2003, were derived by combining the unaudited results for the three months ended March 31, 2003 with the unaudited results for the period from April 1, 2003 to December 21, 2003. The operating results from December 22, 2003 to December 31, 2003 are included with the historical operating results of Primus.

Amacis’s statement of operations for the year ended December 31, 2003 was translated at average exchange rates for the respective period. All financial information presented herein was prepared in accordance with generally accepted accounting principles in the United States of America.

Certain amounts in the historical consolidated statements of operation of Primus, Amacis and Broad Daylight have been reclassified to conform to the unaudited pro forma condensed combined consolidated financial statement presentation. No adjustments were necessary to eliminate intercompany transactions and balances in the unaudited condensed combined statements of operations, as there were no intercompany transactions or balances.

2. Acquisition of Amacis Group Limited

On December 22, 2003, Primus signed a share purchase agreement to acquire 100% of the voting interest in Amacis Group Limited (“Amacis”). The acquisition of Amacis’s shares closed on December 22, 2003. Under the terms of the agreement, Primus purchased all of the outstanding shares of Amacis for 1,234,692 shares of Primus common stock valued at approximately $7.4 million, and assumed all employee stock options outstanding under an existing Amacis stock option plan (100% vested), valued at approximately $1.1 million and incurred direct acquisition costs of approximately $364,000. The fair value of the common stock issued by Primus upon the acquisition was $6.00 per share, based on the average market price for a period before and after December 22, 2003. The results of Amacis’s operations are included in Primus’s consolidated financial statements since the closing date of the acquisition, December 22, 2003.

A summary of the components of the estimated purchase price for the acquisition is as follows (in thousands, except per share data):

Primus common shares issued	1,235
Per common share value	$6.00

	$7,408
Plus:
Stock options assumed	1,114	(1)
Estimated acquisition costs	364

Total	$8,886

(1)	Stock options assumed are valued using the Black Scholes Valuation Model.

The following represents the preliminary allocation of the purchase price to the assets and liabilities of Amacis and is for illustrative purposes only. This allocation is based on the estimated fair value of the assets and liabilities of Amacis as of September 30, 2003 even though the acquisition did not occur until December 22, 2003 and may not be indicative of the final allocation of purchase price consideration. The excess of the purchase price over the fair value of net identifiable assets acquired is reflected as goodwill (in thousands):

Current assets	$1,262
Furniture and equipment	105
Goodwill	7,698
Other acquired intangible assets:
Acquired technology	2,800
PCS contracts	240
Hosting contract	60
Liabilities	(3,279	)(2)

Total	$8,886

(2)	Amacis’s liabilities were adjusted to reflect the fair value of facility lease obligations and deferred revenue obligations.

Acquired technology has a weighted average estimated useful life of seven years, post contract support (PCS) contracts have a weighted average estimated useful life of approximately 57 months and hosting contracts have a weighted average estimated useful life of four months.

3. Pro Forma Adjustments

The following adjustments were applied to the historical financial statements of Primus, Broad Daylight and Amacis to arrive at the unaudited pro forma condensed combined financial information and are based on preliminary estimates which may change as additional information is obtained:

(a)	Represents the amortization of other acquired intangible assets recorded in connection with both Broad Daylight and Amacis acquisitions for year ended December 31, 2003, assuming the transactions occurred on January 1, 2003. Other intangible assets related to the Amacis acquisition totaled approximately $3.1 million and are amortized over their estimated useful life ranging from four to 60 months for certain contracts and seven years for acquired technology. Intangible assets recorded in connection with the acquisition of Broad Daylight totaled approximately $576,000 and are amortized over their estimated useful lives ranging from 16 months to three years.

(b)	Unaudited pro forma basic and diluted net loss per share are computed by dividing the unaudited pro forma net loss attributable to common shareholders by the unaudited pro forma weighted average number of common shares outstanding including those shares issued in connection with the Broad Daylight and Amacis acquisitions of 2,131,000 and 1,234,692, respectively. Potentially dilutive securities were not included in the computation of pro forma basic and diluted net loss per share because their effect would be antidilutive.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRIMUS KNOWLEDGE SOLUTIONS, INC.

Date: March 26, 2004	By:	/s/ Ronald M. Stevens
Ronald M. Stevens
Chief Financial Officer, Chief Operating Officer and Treasurer
(Principal Financial and Accounting Officer)